Exhibit 99.1
H&R Block Enhances Board Expertise with New Appointments
New independent directors, Geralyn Breig, Christian Charnaux, and Stephanie Plaines, bring deep expertise in consumer engagement, strategic growth, and financial leadership as company steps into its next chapter
KANSAS CITY, Mo., Jan. 22, 2026 (GLOBE NEWSWIRE) -- H&R Block (NYSE: HRB), a leading global consumer tax services provider, today announced the appointment of three new members to its Board of Directors: Geralyn Breig, former President of Revlon North America; Christian Charnaux, Chief Development Officer of Hilton Worldwide Holdings, Inc.; and Stephanie Plaines, former CFO of JCPenney.
"Maintaining a strong, diverse board remains a top priority, and these appointments advance our ongoing goals of broadening expertise, adding fresh perspectives, and strengthening board succession planning while returning it to a more optimal size," said Richard Johnson, H&R Block Chairman of the Board. “These leaders bring a wealth of experience to H&R Block as we bolster our capabilities to meet evolving client expectations. Geralyn's deep understanding of consumer behavior, Christian's track record scaling complex organizations, and Stephanie's financial expertise will each play an important role in guiding our strategic direction and ensuring we continue to deliver value to stakeholders."
Geralyn Breig brings extensive consumer brand leadership that supports H&R Block's ongoing evolution of the client experience. She most recently served as President of Revlon North America, where she drove strategic growth initiatives, strengthened organizational capabilities, and expanded innovation pipelines. Her 40-year career includes serving as Chief Executive Officer of AnytownUSA, President of Clarks Americas, and President of Avon North America. Her deep understanding of consumer behavior and proven ability to build lasting brand relationships will serve the company as it continues to invest in product enhancements that strengthen client engagement.
Christian Charnaux has a history of success in scaling complex organizations and driving strategic growth, key strengths for H&R Block’s expansion of client delivery platforms. He currently serves as Chief Development Officer for Hilton, leading global development, architecture, design and construction. Prior to rejoining Hilton, Charnaux served as Chief Growth Officer for Inspire Brands, where he led more than $18 billion in acquisitions and integration efforts across a multi-brand restaurant company with over 33,000 locations worldwide. His experience managing complex stakeholder relationships and driving expansion initiatives will help guide H&R Block's strategic vision as the company scales its impact to reach more clients.
Stephanie Plaines is a former CFO, experienced board member, and accomplished executive whose expertise in finance, operations, and corporate strategy supports H&R Block's next chapter of growth. She currently serves as a Director for The Clorox Company and sits on its Audit Committee. Plaines brings broad experience across consumer staples, retail, e-commerce, real estate, and investment banking, with deep proficiency in omnichannel and digital business models. Her distinguished 30-year career includes serving as CFO of JCPenney, CFO of Jones Lang LaSalle, and U.S. CFO for Starbucks Corporation. Her proven track record across Fortune 500 global brands positions her to support H&R Block's growth initiatives and long-term value creation.

The Board appointments come as H&R Block amplifies its focus on elevating experiences for clients. These exceptional additions to the board bring diverse expertise across consumer brands, global operations, and financial leadership to help guide H&R Block as it delivers against its multi-year strategic initiatives.
To see a full list of H&R Block’s Board of Directors, visit: Board of Directors
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation services, financial products, and small-business solutions. The company blends digital innovation with human expertise and care as it helps people get the best outcome at tax time and also be better with money using its mobile banking app, Spruce. Through Block Advisors and Wave, the company helps small-business owners thrive with year-round bookkeeping, payroll, advisory, and payment processing solutions. For more information, visit H&R Block News.